Pinstripes Reports Fiscal 2025 Third Quarter Results

NORTHBROOK, Ill. - February 19, 2025 - Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today reported its financial results for the fiscal quarter ended January 5, 2025.
Third Quarter Fiscal 2025 Highlights
•Total revenue increased 10.4% to $35.5 million, compared to the prior year fiscal quarter.
◦Food and beverage revenues increased 10.5% to $27.5 million.
◦Recreation revenues increased 10.3% to $8.1 million.
•Operating loss was $3.2 million, including pre-opening expenses of $1.5 million, or (9.1)% of total revenue, compared to operating loss of $3.1 million, including pre-opening expenses of $1.9 million, or (9.5)% of total revenue, in the prior year period.
•Net loss was $8.1 million compared to net income of $12.2 million in the prior year period primarily driven by gain on change in warrant liabilities and other in the prior year.
•Same store sales decreased (7.7)% over the prior year fiscal third quarter.
•Venue-Level EBITDA(1) was $6.8 million, an increase of $0.6 million from the prior year period.
◦Venue-Level EBITDA margin was 19.2%, a decrease of 0.2 percentage points from the prior year period due to impacts from lower profits from lower sales in our mature venues, offset modestly by the impacts of cost reduction activities and increases in margin performance of venues open less than 24 months.
◦Venue-Level EBITDA margin for mature venues(2) was 21.6%, a decrease of (4) basis points from the prior year period driven by lower profits from lower sales partially offset by the impacts of cost reduction activities.
•Adjusted EBITDA(1) was $2.7 million compared to $0.4 million in the prior year period.
Dale Schwartz, Founder and CEO, stated, “We are pleased with our team’s ability to successfully execute on our cost reduction initiatives since the start of the fiscal year, allowing us to deliver strong third-quarter venue-level EBITDA margins of over 19%. Moreover, our new stores continued to mature as expected and delivered double-digit venue-level EBITDA margins in the quarter. While we are not satisfied with our top-line results, we continue to believe that our high-quality, connection-oriented dining, entertainment and event venues uniquely position us in the restaurant industry.”

Schwartz continued, “We appreciate the support that has been provided by our lending partners and believe previously announced additional funding and amendments will improve our cash flow trajectory moving forward.”

(1) Venue-Level EBITDA, Venue-Level EBITDA for mature venues and Adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables.
(2) Mature Venues are defined as venues open greater than 24 months.

CFO Transition
Today, the Company announced Tony Querciagrossa, Chief Financial Officer, is stepping down, effective February 28, 2025, to pursue other opportunities outside the restaurant/entertainment industry. To ensure a smooth transition, Mr. Querciagrossa will assist the Company as need be for a period thereafter.

“We are grateful to Tony for his partnership over the last eighteen months as we made the transition to a public company. It was a privilege to work with Tony and we wish him well in his future endeavors”, said Schwartz.

Querciagrossa added “It’s been an honor to be part of the Pinstripes story, including becoming a public company. I look forward to working with Dale and the rest of the management team through the transition to ensure the Company is well-positioned for the future”.

The Company has commenced a search for a new Chief Financial Officer.
Development Update
The Company opened one new venue during the fiscal third quarter, Walnut Creek, CA on November 15, 2024, bringing the total venue count to 18 as of January 5, 2025.
Review of Third Quarter Fiscal 2025 Financial Results
Total revenues were $35.5 million compared to $32.2 million in the third quarter of fiscal 2024. Same store sales decreased 7.7% for the third quarter of 2025 as compared to the third quarter of fiscal 2024. The increase in total revenue was primarily due to having one new store open for a portion of the third quarter of fiscal 2025 and three new stores open in the third quarter of fiscal 2025 for the full period compared to the third quarter of fiscal 2024.
Food and beverage costs as a percentage of total revenues were 15.5% for the third quarter of fiscal 2025 compared to 15.6% in the third quarter of fiscal 2024. As a percentage of revenue, the food and beverage costs for the third quarter of fiscal 2025 compared to the third quarter of fiscal 2024 were relatively flat as cost efficiencies in venues open less than 24 months offset less profits from lower sales in our mature venues.
Store labor and benefits costs as a percentage of total sales were 33.1% for the third quarter of fiscal 2025 compared to 33.7% in the third quarter of fiscal 2024. As a percentage of revenue, the decrease in store labor and benefits expenses was primarily due to reduced headcount in the third quarter of 2025 as compared to the third quarter of fiscal 2024 and increased labor efficiency at locations open less than 24 months. Excluding the addition of four new stores, store labor and benefits costs were down approximately 20 basis points.
Store occupancy costs, excluding depreciation, as a percentage of total revenues were 16.8% for the third quarter of fiscal 2025 compared to 15.4% in the third quarter of fiscal 2024. As a percentage of revenue, the increase in store occupancy costs, excluding depreciation, including as a percentage of revenue, for the third quarter of fiscal 2025 compared to the third quarter of fiscal 2024, was primarily due to three new locations open for the entire third quarter of fiscal 2025 and one store open for a portion of the third quarter of fiscal 2025 compared to the third quarter of fiscal 2024.
Other store operating costs, excluding depreciation, as a percentage of sales were 16.6% for the third quarter of fiscal 2025 compared to 16.0% in the third quarter of fiscal 2024. As a percentage of revenue, the increase in other store operating expenses, excluding depreciation, for the third quarter of fiscal 2025 compared to the third quarter of fiscal 2024 was primarily due to increases in janitorial and software as a service costs in the third quarter of fiscal 2025 compared to the third quarter of fiscal 2024.
General and administrative expenses were $4.8 million for the third quarter of fiscal 2025 compared to $5.3 million in the third quarter of fiscal 2024. As a percentage of sales, general and administrative expenses were 13.6% for the third quarter of fiscal 2025 compared to 16.4% in the third quarter of fiscal 2024. The decrease in general and administrative expenses, including as a percentage of total revenue, was primarily due to cost savings initiatives including decreases in public company readiness initiatives, including consulting fees and marketing, which primarily related to the business combination that closed in December 2023.
Operating loss was $3.2 million for the third quarter of fiscal 2025 compared to $3.1 million in the third quarter of fiscal 2024. The decrease in operating loss was primarily due to lower general and administrative expenses, increased efficiency and performance of locations open less than 24 months, and lower pre-opening expenses for the third quarter of fiscal 2025 compared to the third quarter of fiscal 2024.
Net loss was $8.1 million for the third quarter of fiscal 2025 compared to net income of $12.2 million in the third quarter of fiscal 2024.
Liquidity and Capital Resources
To date, we have funded our operations through proceeds received from previous common stock and preferred stock issuances, through borrowings under various lending commitments and through cash flow from operations. As of January 5, 2025 and April 28, 2024, we had $2.4 million and $13.2 million in cash and cash equivalents, respectively. On January 21, 2025, Oaktree funded an additional $6.0 million under the Oaktree Tranche 2 Loan.
Our cash flows from operations, borrowing availability, and overall liquidity are subject to risks and uncertainties. The Company believes that its current earnings projections, which include full year results for the stores that opened during the fiscal year ended April 28, 2024 and new store openings, raise substantial doubt on the Company’s ability to continue as a going concern and the Company’s ability to meet its current obligations, including for capital expenditures, lease obligations and continued operations as they become due within one year from the financial statement issuance date. To alleviate the conditions that raise substantial doubt about the Company’s ability to continue as a going concern, management is exploring several strategic alternatives. As of January 6, 2025, we were in breach of our material indebtedness agreements as a result of our failure to maintain a Total Net Leverage Ratio of no greater than 6.00:1.00. On January 17, 2025, we entered into the second amendment (the “Oaktree Second Amendment”) to our loan agreement with Oaktree Fund Administration LLC (“Oaktree”) as agent and the lenders party thereto (the “Oaktree Loan Agreement”). The Oaktree Second Amendment provided that we will be required to achieve certain milestones in respect of various possible strategic alternatives, which are set forth in the Oaktree Loan Agreement, as amended by the Oaktree Second Amendment. At least in the near term, our business is not expected to generate sufficient cash flow to fund our operations and future capital may not be available from additional indebtedness or otherwise to meet our liquidity needs.
Conference Call
A conference call and webcast to discuss Pinstripes’ financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Dale Schwartz, Founder and Chief Executive Officer, and Tony Querciagrossa, Chief Financial Officer.
Interested parties may listen to the conference call via telephone by dialing 201-389-0920. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13751453. The webcast will be available at investor.pinstripes.com under the events & presentations section and will be archived on the site shortly after the call has concluded.
About Pinstripes Holdings, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000-38,000 square foot venues can accommodate groups of 20 to 1,500 for private events, parties, and celebrations. For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strategic alternatives we are pursuing to strengthen our balance sheet and raise additional capital. We intend such forward-looking statements to be covered by the safe harbor provisions for the forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the substantial indebtedness of Pinstripes, including Pinstripes’ ability to satisfy the financial and other covenants contained in the agreements governing such indebtedness and risks relating to the existing defaults under such agreements; Pinstripes’ liquidity position and its ability to raise additional capital to fund future operational requirements or any acquisitions; the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees, including its ability to identify and retain a new Chief Financial Officer; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; risks related to Pinstripes’ ability to continue as a going concern; Pinstripes’ ability to successfully open and integrate new locations on a timely basis; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of labor shortage and inflation on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.
Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Pinstripes on June 28, 2024, the Quarterly Report on Form 10-Q filed by Pinstripes on the date of this release, and other documents filed by Pinstripes from time to time with the SEC.
Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Except as expressly required by the federal securities laws, Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Non-GAAP Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this presentation, we make reference to Venue-Level EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
We define Adjusted EBITDA as net income (loss) as adjusted for the effects of: (i) depreciation and amortization; (ii) interest expense, net; (iii) income tax expense; (iv) costs associated with our recently completed business combination transaction and public company readiness and related expenses; (v) venue-level adjustments; (vi) gain on change in fair value of warrant liabilities; and (vii) non-cash stock compensation expense. We define Venue-Level EBITDA as income (loss) from operations as adjusted for the effects of: (i) depreciation expense; (ii) pre-opening expense; (iii) general and administrative expenses; and (iv) venue-level adjustments. We define Venue-Level EBITDA margin as Venue-Level EBITDA divided by revenue. We defined Venue-Level EBITDA margin for mature venues as Venue-Level EBITDA less income (loss) from operations for non-mature venues divided by revenue. Management uses Venue-Level EBITDA and Adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA excludes the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance.
Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies.
Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com

Pinstripes Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	(Unaudited)
	January 5, 2025	April 28, 2024
Assets
Current Assets
Cash and cash equivalents	$2,385	$13,171
Accounts receivable	1,310	1,137
Inventories	1,007	949
Prepaid expenses and other current assets	3,386	2,101
Total current assets	8,088	17,358
Property and equipment, net	75,361	80,015
Operating lease right-of-use assets	76,443	66,362
Other long-term assets	2,971	3,586
Total assets	$162,863	$167,321
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$24,248	$22,706
Amounts due to customers	8,059	8,633
Current portion of long-term notes payable	3,304	4,818
Accrued occupancy costs	13,102	6,508
Other accrued liabilities	13,487	6,546
Current portion of operating lease liabilities	10,575	15,259
Warrant liabilities	625	5,411
Short-term borrowings	95	—
Total current liabilities	73,495	69,881
Long-term notes payable	84,968	70,677
Long-term accrued occupancy costs	99	277
Operating lease liabilities	98,575	94,256
Other long-term liabilities	1,436	1,386
Total liabilities	258,573	236,477

Commitments and contingencies

Stockholders’ deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 41,039,549 shares at January 5, 2025 and 40,087,785 shares at April 28, 2024)	4	4
Additional paid-in capital	57,467	56,623
Accumulated deficit	(153,181)	(125,783)
Total stockholders’ deficit	(95,710)	(69,156)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$162,863	$167,321

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Weeks Ended		Thirty-Six Weeks Ended
	January 5, 2025	January 7, 2024	January 5, 2025	January 7, 2024

Food and beverage revenues	$27,455	$24,854	$72,382	$64,806
Recreation revenues	8,061	7,308	20,211	17,720
Total revenue	35,516	32,162	92,593	82,526

Cost of food and beverage	5,507	5,017	15,680	13,732
Store labor and benefits	11,746	10,831	33,712	29,465
Store occupancy costs, excluding depreciation	5,956	4,947	17,443	10,537
Other store operating expenses, excluding depreciation	5,901	5,140	16,615	14,696
General and administrative expenses	4,820	5,274	15,404	12,576
Depreciation expense	2,737	2,076	7,802	5,417
Pre-opening expenses	1,450	1,934	4,024	7,238
Impairment loss	634	—	634	—
Operating loss	(3,235)	(3,057)	(18,721)	(11,135)
Interest expense, net	(5,654)	(2,485)	(15,546)	(6,086)
Gain on change in fair value of warrant liabilities and other	707	17,790	6,955	19,140
Other expense	(35)	—	(83)	—
Income (loss) before income taxes	(8,217)	12,248	(27,395)	1,919
Income tax (benefit)	(138)	—	—	—
Net income (loss)	(8,079)	12,248	(27,395)	1,919
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	—	(350)	—	(2,301)
Net income (loss) attributable to common stockholders	$(8,079)	$11,898	$(27,395)	$(382)

Basic earnings (loss) per share	$(0.19)	$0.35	$(0.64)	$(0.03)
Diluted earnings (loss) per share	$(0.19)	$0.33	$(0.64)	$(0.03)
Weighted average shares outstanding, basic	43,578,234	15,784,141	43,129,555	13,324,330
Weighted average shares outstanding, diluted	43,578,234	37,061,006	43,129,555	13,324,330

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Thirty-Six Weeks Ended
	January 5, 2025	January 7, 2024
Cash flows from operating activities
Net income (loss)	$(27,395)	$1,919
Adjustments to reconcile net loss to net cash used in operating activities
Gain on modification of operating leases	—	(3,281)
Depreciation expense	7,802	5,417
Non-cash operating lease expense	4,404	4,048
Paid-in-kind interest	8,078	—
Operating lease tenant allowances	339	3,789
Stock-based compensation	2,230	615
Gain on change in fair value of warrant liabilities and other	(6,955)	(19,305)
Warrant expense	28	—
Interest on finance lease obligation	39	—
Amortization of debt issuance costs	1,992	1,425
Franchise tax expense	(150)	—
Impairment loss	634	—
(Increase) decrease in operating assets
Accounts receivable	(172)	(741)
Inventories	(58)	(126)
Prepaid expenses and other current assets	(1,178)	(1,265)
Operating right-of-use asset	(2,825)	—
Other long-term assets	616	(5,808)
(Decrease) increase in operating liabilities
Accounts payable	9,430	6,400
Amounts due to customers	(574)	(10)
Accrued occupancy costs	6,415	(3,954)
Other accrued liabilities	6,837	1,867
Operating lease liabilities	(12,025)	(6,808)
Net cash (used in) operating activities	(2,488)	(15,818)
Cash flows from investing activities
Purchase of property and equipment	(11,074)	(14,771)
Net cash (used in) investing activities	(11,074)	(14,771)
Cash flows from financing activities
Proceeds from warrant exercises	—	1
Proceeds from warrant issuances	67	24,592
Proceeds from issuance of redeemable convertible preferred stock, net	—	19,843
Payment of transaction costs incurred in connection with the registration statements	(25)	(23,437)
Principal payments on finance lease obligation	(128)	—
Principal payments on long-term notes payable	(2,132)	(466)
Debt issuance costs	76	(773)
Proceeds from long-term notes payable, net	4,823	40,440
Proceeds from short-term borrowings	95	—
Net cash provided by financing activities	2,776	61,790
Net change in cash and cash equivalents	(10,786)	31,201
Cash and cash equivalents, beginning of period	13,171	8,436
Cash and cash equivalents, end of period	$2,385	$39,637

Supplemental disclosures of cash flow information
Cash paid for interest	$5,106	$5,241
Cash paid for income taxes	$61	$—
Supplemental disclosures of non-cash operating, investing and financing activities
Conversion of long-term notes payable to redeemable convertible preferred stock	$—	$—
Conversion of long-term notes payable and accrued interest to common stock	$—	$5,137
Forfeiture of accrued interest in connection with the conversion of long-term notes payable	$—	$890
Reclassification of warrant liability in connection with the reverse recapitalization	$—	$940
Conversion of preferred stock to common stock in connection with the reverse recapitalization	$—	$75,501
Transaction costs incurred in connection with the registration statements but not yet paid	$50	$388
Transfer of warrants related to business combination	$—	$29,824
Conversion of Legacy Pinstripes common stock in connection with the reverse recapitalization	$—	$180
Operating lease rent abatement	$—	$3,214
Right-of-use assets obtained in exchange for lease liabilities	$11,660	$5,963
Non-cash finance obligation	$911	$1,270
Issuance of contingently issuable warrants	$401	$—
Reclassification of liability-classified warrants	$1,864	$—
Non-cash capital expenditures included in accounts payable	$7,864	$2,198
Change in the redemption amount of the redeemable convertible preferred stock	$—	$1,423
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$—	$878

Pinstripes Holdings, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Twelve Weeks Ended
	January 5, 2025	January 7, 2024
Net Income (Loss)	$(8,079)	$12,248
Depreciation expense	2,737	2,076
Interest expense, net	5,654	2,485
Income tax (benefit)	(138)	—
Reported EBITDA	$174	$16,809
Lease termination and impairment loss	1,111	—
Public company readiness, financing, and other extraordinary expenses[1]	528	1,153
Venue-level adjustments[2]	408	—
Gain on change in fair value of warrant liabilities and other	(707)	(17,790)
Stock-based compensation	1,165	254
Adjusted EBITDA	$2,679	$426
Adjusted EBITDA Margin	7.5%	1.3%

1 Primarily represents legal and audit-related costs associated with pursuing becoming a public entity, amending financing agreements, and other related or extraordinary expenses
2 Represents adjustment to reflect non-cash gains or losses on modifications of venue leases and other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
(in thousands)

	Twelve Weeks Ended
	January 5, 2025	January 7, 2024
Loss from Operations	$(3,235)	$(3,057)
Loss from Operating Margin	(9.1)%	(9.5)%
Depreciation expense	2,737	2,076
Pre-opening expenses	974	1,934
General and administrative expenses	4,820	5,274
Lease termination and impairment loss	1,111	—
Venue-Level adjustments[1]	408	—
Venue-Level EBITDA	$6,815	$6,227
Venue-Level EBITDA Margin	19.2%	19.4%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
Mature Venues
(in thousands)

	Twelve Weeks ended
	January 5, 2025	January 7, 2024
Loss from Operations	$(3,235)	$(3,057)
Loss from Operating Margin	(9.1)%	(9.5)%
Depreciation expense	2,737	2,076
Pre-opening expenses	974	1,934
General and administrative expenses	4,820	5,274
Venue-Level adjustments[1]	408	—
Non-Mature loss/(income)	297	380
Venue-Level EBITDA Mature Venues	$6,001	$6,607
Venue-Level EBITDA Margin Mature Venues	21.6%	21.9%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses